WWW.THEHACKETTGROUP.COM

Exhibit 99.1

The Hackett Group Announces Second Quarter 2025 Results

MIAMI – August 5, 2025 – The Hackett Group, Inc. (NASDAQ: HCKT), a leading generative artificial intelligence (Gen AI) consultancy and executive advisory firm that enables Digital World Class® performance, today announced its financial results for the second quarter, which ended on June 27, 2025.

“We reported operating results that were above and at the mid-range of our revenue and adjusted earnings per share guidance, respectively. This was achieved while aggressively investing and growing our Gen AI platforms and revenues,” stated Ted A. Fernandez, Chairman and CEO of The Hackett Group, Inc. “What distinguished this quarter was our rapid pace of innovation which is allowing us to release our AI XPLR V4 in an accelerated timeline. This release allows us to identify and design Gen AI solutions and agentic workflows while considering functionality alternatives from the client’s existing enterprise technology landscape at unprecedented speed. We believe this capability enables us to attract clients and channel partners that should accelerate our growth.

Financial Highlights

•
Total revenue in the second quarter of 2025 was $78.9 million and revenue before reimbursements was $77.6 million which exceeded the high end of our guidance. This compares to total revenue of $77.7 million and revenue before reimbursements of $75.9 million in the second quarter of the prior year.
•
GAAP diluted earnings per share was $0.06 in the second quarter of 2025, as compared to $0.31 in the second quarter of 2024. 2025 second quarter GAAP net income was impacted by non-cash compensation expense recognized in association with the stock price award program announced in September 2024 of $5.1 million, or $0.18 per diluted earnings per share. In addition, 2025 second quarter GAAP net income was also impacted by LeewayHertz acquisition related cash and non-cash compensation and related expenses, including expenses related to the Spend Matters acquisition, of $2.5 million, or $0.07 per diluted earnings per share.
•
Adjusted diluted earnings per share, a non-GAAP measure, for the second quarter of 2025 was $0.38, which came in at the mid-point of our guidance, as compared to $0.39 in the second quarter of 2024. Adjusted financial information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.
•
As of June 27, 2025, the Company's cash balances were $10.1 million, with $23.0 million outstanding on the Company's credit facility. Additionally, during the quarter the Company repurchased 180 thousand shares of its stock at an average price of $24.50 for a total of $4.4 million. As of the end of the second quarter of 2025, the Company’s remaining share repurchase program authorization was $17.0 million.
•
Subsequent to the end of the second quarter, the Company's Board of Directors approved an additional $13.0 million under the share repurchase program to increase the Company’s authorization to $30.0 million and declared the third quarterly dividend of $0.12 per share for its shareholders of record on September 19, 2025, to be paid on October 3, 2025.

Business Outlook for the Third Quarter of 2025

Based on the Company’s current outlook:

• The Company estimates total revenue before reimbursements for the third quarter of 2025 will be in the range of $73.0 million to $74.5 million.

• The Company estimates adjusted diluted earnings per share for the third quarter of 2025 to be in the range of $0.36 and $0.38, assuming a GAAP effective tax rate of 26.5%.

Conference Call and Webcast Details

On Tuesday, August 5, 2025, senior management will discuss second quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Second Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 5, 2025 and will run through 5:00 P.M. ET on Tuesday, August 19, 2025. To access the rebroadcast, please dial (866) 443-8027. For International callers, please dial (203) 369-1125.

In addition, The Hackett Group will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 5, 2025 and will run through 5:00 P.M. ET on Tuesday, August 19, 2025. To access the replay, visit www.thehackettgroup.com .

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which excluded non-cash stock-based compensation expense, acquisition-related cash and non-cash stock-based compensation expense, acquisition related costs, amortization expense, legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is an IP and platform-based, Gen AI strategic consulting and executive advisory firm that enables Digital World Class® performance. Using AI XPLR™ and ZBrain™ – our ideation through implementation platforms – our experienced professionals help organizations realize the power of Gen AI and achieve quantifiable, breakthrough results, allowing us to be key architects of their Gen AI journey.

Our expertise is grounded in unparalleled best practices insights from benchmarking the world’s leading businesses – including 97% of the Dow Jones Industrials, 90% of the Fortune 100, 70% of the DAX 40 and 51% of the FTSE 100. Visit us at www.thehackettgroup.com.

# # #

Trademarks

The Hackett Group®, quadrant logo, and Digital World Class® are the registered marks of
The Hackett Group®.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include without limitation, the ability of The Hackett Group to effectively market its digital transformation, our ability to transition our capabilities to support generative artificial intelligence (AI)-related consulting services and solutions and other consulting services, our ability to effectively integrate acquisitions, including the LeewayHertz and Spend Matters acquisitions into our operations, our ability to manage joint ventures and successfully cooperate with our joint venture partners, competition from other consulting and technology companies that may have or develop in the future, similar offerings, the commercial viability of The Hackett Group and its services as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

Contact

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2025	2024	2025	2024
Revenue:
Revenue before reimbursements	$77,629	$75,896	$153,860	$151,623
Reimbursements	1,270	1,760	2,904	3,220
Total revenue	78,899	77,656	156,764	154,843

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $4,985 and $9,913 and $1,640 and $3,033 of non-cash stock based compensation expense in the three and six months ended June 27, 2025 and June 28, 2024, respectively)	49,672	45,395	98,052	91,166
Reimbursable expenses	1,270	1,760	2,904	3,220
Total cost of service	50,942	47,155	100,956	94,386

Selling, general and administrative costs (includes $4,736 and $9,480 and $1,210 and $2,416 of non-cash stock based compensation expense in the three and six months ended June 27, 2025 and June 28, 2024, respectively)	23,362	17,985	46,810	36,314
Legal settlement and related costs	-	-	-	102
Total costs and operating expenses	74,304	65,140	147,766	130,802

Operating income	4,595	12,516	8,998	24,041

Other expense, net:
Interest expense, net	(366)	(512)	(568)	(984)

Income before income taxes	4,229	12,004	8,430	23,057
Income tax expense	2,568	3,256	3,626	5,578
Net income	$1,661	$8,748	$4,804	$17,479

Basic net income per common share:
Income per common share	$0.06	$0.32	$0.17	$0.64
Weighted average common shares outstanding	27,602	27,616	27,595	27,519

Diluted net income per common share:
Income per common share	$0.06	$0.31	$0.17	$0.63
Weighted average common and common equivalent shares outstanding	28,482	27,943	28,433	27,809

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 27,	December 27,
	2025	2024
ASSETS
Current assets:
Cash	$10,142	$16,366
Accounts receivable and contract assets, net	63,403	57,079
Prepaid expenses and other current assets	6,662	2,901
Total current assets	80,207	76,346
Property and equipment, net	21,769	20,343
Other assets	368	350
Intangible assets	4,024	2,312
Goodwill	91,135	89,782
Operating lease right-of-use assets	3,013	2,744
Total assets	$200,516	$191,877

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,788	$6,503
Accrued expenses and other liabilities	26,775	30,789
Contract liabilities	13,773	11,118
Income tax payable	429	3,753
Operating lease liabilities	1,231	965
Total current liabilities	46,996	53,128
Long-term deferred tax liability, net	9,247	8,464
Long-term debt	22,774	12,734
Operating lease liabilities	1,697	1,977
Total liabilities	80,714	76,303

Shareholders' equity	119,802	115,574
Total liabilities and shareholders' equity	$200,516	$191,877

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The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2025	2024	2025	2024
Global S&BT (1):
Revenue before reimbursements	$43,611	$41,562	$86,253	$81,815
Cost of sales	22,760	21,733	45,086	45,017
Gross margin	20,851	19,829	41,167	36,798
Selling, general and administrative costs	7,863	7,079	15,395	13,996
Segment contribution	12,988	12,750	25,772	22,802
Oracle Solutions (2):
Revenue before reimbursements	$20,494	$22,157	$40,890	$43,226
Cost of sales	13,931	14,919	27,626	28,917
Gross margin	6,563	7,238	13,264	14,309
Selling, general and administrative costs	2,112	1,870	4,447	3,679
Segment contribution	4,451	5,368	8,817	10,630
SAP Solutions (3):
Revenue before reimbursements	$13,524	$12,177	$26,717	$26,582
Cost of sales	7,713	7,093	14,851	14,166
Gross margin	5,811	5,084	11,866	12,416
Selling, general and administrative costs	1,919	1,832	3,723	4,281
Segment contribution	3,892	3,252	8,143	8,135
Total Company (4):
Total segment contribution	21,331	21,370	42,732	41,567

Items not allocated to segment level (4):
Corporate general and administrative expenses	5,248	5,063	10,902	10,092
Non-cash stock based compensation expense	2,814	2,850	5,579	5,449
Stock price award program compensation expense	5,142	-	10,285	-
Acquisition-related cash compensation expense	308	-	616	-
Acquisition-related non-cash stock based compensation expense	1,765	-	3,530	-
Acquisition-related costs	194	-	387	-
Legal settlement and related costs	-	-	-	102
Depreciation expense	1,034	941	2,059	1,883
Amortization expense	231	-	376	-
Interest expense, net	366	512	568	984
Income before taxes	$4,229	$12,004	$8,430	$23,057

(1) Global S&BT includes the results of our North America and International Gen AI Consulting, Implementation and Licensing, Benchmarking and Business Transformation offerings, Executive Advisory, Market Intelligence and IP as-a-Service, OneStream and eProcurement.

(2) Oracle Solutions includes the results of our EPM/ERP and AI Enablement practices.
(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Segment contributions consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, acquisition related cash and non-cash stock based compensation expense, depreciation and amortization expense, legal settlement and related costs, interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

Page 7 of 8 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2025	2024	2025	2024
GAAP NET INCOME	$1,661	$8,748	$4,804	$17,479
Adjustments (1):
Non-cash stock based compensation expense (2)	2,814	2,850	5,579	5,449
Stock price award program compensation expense (2)(3)	5,142	-	10,285	-
Acquisition-related cash compensation expense (4)	308	-	616	-
Acquisition-related non-cash stock based compensation expense (4)	1,765	-	3,530	-
Acquisition-related costs	194	-	387	-
Amortization expense	231	-	376	-
Legal settlement and related costs	-	-	-	102
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	12,115	11,598	25,577	23,030
Tax effect of adjustments above (5)	1,424	748	3,280	1,455
ADJUSTED NET INCOME (1)	$10,691	$10,850	$22,297	$21,575

GAAP diluted net income per common share	$0.06	$0.31	$0.17	$0.63
Adjusted diluted net income per common share (1)	$0.38	$0.39	$0.78	$0.78
Weighted average common and common equivalent shares outstanding	28,482	27,943	28,433	27,809

(1) The Company provides adjusted earnings results (which excludes non-cash stock based compensation expense, stock price award program compensation expense, acquisition-related cash and non-cash stock based compensation expense, amortization expense, acquisition related costs and legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation expense, are widely used by investors.

(3) The stock price award program compensation expense relates to equity awards that were granted with certain market share price hurdles and service conditions to meet before they are vested. The market price hurdles include twenty consecutive trading days of equal to or greater than $30, $40 and $50 per share price. As of December 27, 2024, the first market condition had been met, and although the shares have not vested they are included in the Company's dilutive shares outstanding for the quarter ended June 27, 2025. As of June 27, 2025, the second and third market conditions had not been met and as such the shares have not vested and are not included in the Company's basic or dilutive shares outstanding. Non-cash compensation of $5.1 million and $10.3 million was recorded in the second quarter and first six months of 2025, respectively.

(4) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. The impact of all of the non-cash stock based compensation expense was $0.7 million in both the second quarters of 2025 and 2024 and $1.5 million and $1.4 million in first six months of 2025 and 2024, respectively. The impact of acquisition related cash compensation expense was $80 thousand and $155 thousand in the second quarter and first six month period of 2025, respectively. The impact of the acquisition related costs were $51 thousand and $101 thousand in the second quarter and first six month period of 2025, respectively. The impact of the legal settlement and related costs was $27 thousand in in the first six months in 2024. The impact of the amortization expense was $60 thousand and $98 thousand in the second quarter and first six months in 2025.

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The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	June 27,	March 28,	June 28,
	2025	2025	2024
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$44,205	$43,357	$42,262
Reimbursements	594	715	700
Revenue before reimbursements	$43,611	$42,642	$41,562

Oracle Solutions:
Total revenue	$20,801	$21,085	$23,045
Reimbursements	307	689	888
Revenue before reimbursements	$20,494	$20,396	$22,157

SAP Solutions:
Total revenue	$13,893	$13,423	$12,349
Reimbursements	369	230	172
Revenue before reimbursements	$13,524	$13,193	$12,177

Total segment revenue:
Total revenue	$78,899	$77,865	$77,656
Reimbursements	1,270	1,634	1,760
Revenue before reimbursements	$77,629	$76,231	$75,896

Revenue Concentration:
(% of total revenue)
Top customer	7%	9%	13%
Top 5 customers	19%	22%	25%
Top 10 customers	27%	29%	33%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,382	1,332	1,145
Total headcount	1,685	1,618	1,409
Days sales outstanding (DSO)	73	73	68
Cash provided by operating activities (in thousands)	$5,649	$4,195	$13,719
Depreciation (in thousands)	$1,034	$1,025	$941
Amortization (in thousands)	$231	$145	$-
Capital expenditures (in thousands)	$1,910	$1,544	$884

Remaining Plan authorization:
Shares purchased (in thousands)	177	206	-
Cost of shares repurchased (in thousands)	$4,320	$6,202	$—
Average price per share of shares purchased	$24.47	$30.16	$—
Remaining Plan authorization (in thousands)	$16,996	$21,315	$12,883

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	3	173	6
Cost of shares purchased (in thousands)	$88	$5,514	$144
Average price per share of shares purchased	$25.77	$31.84	$22.94